UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2005, Stifel Financial Corp. ("Stifel") completed its previously announced acquisition of substantially all of the Legg Mason Capital Markets business ("LM Capital Markets") from Citigroup, Inc. LM Capital Markets was part of Legg Mason Wood Walker, Inc. ("Legg Mason"), which Citigroup, Inc. acquired from Legg Mason Inc. in a substantially simultaneous closing. LM Capital Markets business acquired by Stifel includes the Investment Banking, Equity and Fixed Income Research, Equity Sales and Trading, and Taxable Fixed Income Sales and Trading Departments of Legg Mason.

Stifel paid $19.2 million for certain net assets in connection with the transaction as well as an additional $45.9 million payment made directly to Legg Mason for the securities inventory associated with the LM Capital Markets acquired by Stifel. In addition, Citigroup, Inc. may receive an earn-out of up to $30.0 million based on the performance of the combined capital markets business of both Stifel's pre-closing Fixed Income and Equity Capital Markets business and the Legg Mason Capital Markets for calendar years 2006, 2007, and 2008. In connection with the transaction, Stifel hired certain members of management and other key employees of the LM Capital Markets for a combination of cash and equity compensation including restricted stock units.

On January 2, 2006, Stifel granted 1,807,510 restricted stock units to key associates of the Legg Mason Capital Markets business. The units were granted with a measurement price of $37.59 per unit. The units primarily vest ratably over a three-year period and accordingly Stifel will incur an annual non-cash compensation charge of approximately $23.0 million.

On January 23, 2006, Stifel completed a private placement of 1,052,220 shares of its common stock at $25.00 per share. The shares were purchased by key associates of the Legg Mason Capital Markets business. Stifel was required to charge to compensation the difference between the $25.00 per share and the fair value of $34.27 per share. As a result, Stifel incurred a non-cash compensation charge of approximately $9.8 million in the quarter ended March 31, 2006.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business acquired.
	(i)	The following audited combined financial statements of Legg Mason Capital Markets (a carve-out entity) are incorporated herein by reference to Exhibit 99.1
		(1)	Independent Registered Public Accounting Firms' Report on Combined Financial Statements of Legg Mason Capital Markets (a carve-out entity) as of and for the Years Ended March 31, 2005, 2004, and 2003
		(2)	Legg Mason Capital Markets (a carve-out entity) Combined Balance Sheets as of March 31, 2005 and 2004
		(3)	Legg Mason Capital Markets (a carve-out entity) Combined Statements of Income for the Years Ended March 31, 2005, 2004, and 2003
		(4)	Legg Mason Capital Markets (a carve-out entity) Combined Statements of Cash Flows for the Years Ended March 31, 2005, 2004, and 2003
		(5)	Legg Mason Capital Markets (a carve-out entity) Notes to Combined Financial Statements as of and for the Years Ended March 31, 2005, 2004, and 2003
	(ii)	The following unaudited combined financial statements of Legg Mason Capital Markets (a carve-out entity) are incorporated herein by reference to Exhibit 99.2
		(1)	Legg Mason Capital Markets (a carve-out entity) Combined Balance Sheets as of September 30, 2005 and March 31, 2005
		(2)	Legg Mason Capital Markets (a carve-out entity) Combined Statements of Income for the Six Months Ended September 30, 2005 and 2004
		(3)	Legg Mason Capital Markets (a carve-out entity) Combined Statements of Cash Flows for the Six Months Ended September 30, 2005 and 2004
		(4)	Legg Mason Capital Markets (a carve-out entity) Notes to Combined Financial Statements as of and for the Six Months Ended September 30, 2005 and 2004.
(b)	Pro forma financial information. The following pro forma combined financial statements are incorporated herein by reference to Exhibit 99.3
	(i)	Stifel Financial Corp. Unaudited Pro Forma Combined Financial Data Discussion
	(ii)	Stifel Financial Corp. Unaudited Pro Forma Combined Statement of Financial Condition as of September 30, 2005
	(iii)	Stifel Financial Corp. Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2004
	(iv)	Stifel Financial Corp. Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2005
	(v)	Notes to the Unaudited Pro Forma Combined Financial Statements

(c)	Exhibits.
	23	Consent of Independent Registered Public Accounting Firms
	99.1	Legg Mason Capital Markets (a carve-out entity) Audited Combined Financial Statements as of and for the Years Ended March 31, 2005, 2004, and 2003
	99.2	Legg Mason Capital Markets (a carve-out entity) Unaudited Combined Financial Statements as of and for the Six Months Ended September 30, 2005 and 2004
	99.3	Unaudited Pro Forma Combined Financial Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.
Date: February 14, 2006	By: /s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Independent Auditors

99.1	Legg Mason Capital Markets (a carve-out entity) Audited Combined Financial Statements as of and for the Years Ended March 31, 2005, 2004, and 2003

99.2	Legg Mason Capital Markets (a carve-out entity) Unaudited Combined Financial Statements as of and for the Six Months Ended September 30, 2005 and 2004

99.3	Unaudited Pro Forma Combined Financial Data